NEWS	Exhibit 99.1

Cathie Koch
Group Vice President, Corporate Affairs
(813) 830-5127

BLOOMIN’ BRANDS, INC. AND JANA PARTNERS ANNOUNCE SETTLEMENT
JANA Partners Agrees to Support Both Company Nominees at 2020 Annual Meeting

TAMPA, FL - April 9, 2020 – Bloomin’ Brands, Inc. (NASDAQ: BLMN) and JANA Partners LLC today announced that the Company will be adding two new independent directors to its Board of Directors, effective July 1, 2020. The first new independent director is expected to be John Gainor, subject to the completion of the Board’s normal vetting process. His biographical information is provided below. The second independent board member will be Scott Ostfeld of JANA Partners or a mutually acceptable person to both JANA Partners and the Company. With the addition of these two directors, the Board will consist of ten directors.
Jim Craigie, Chairman of the Board, stated “We expect these director additions will enhance the board’s ongoing efforts to create shareholder value by growing the business and advancing key initiatives such as off premise and delivery, improving the cost structure, allocating capital to maximize returns, and evaluating all options to maximize shareholder value.”
David Deno, Chief Executive Officer, stated “To build a strong business in this new consumer environment, we need a strong and engaged Board of Directors. John’s deep restaurant experience will strengthen our board and I look forward to working with him. We look forward to continuing to work with JANA Partners.”
Barry Rosenstein, Managing Partner of JANA Partners, added “We are encouraged by the steps the Company has been taking, including these director additions, and by the Board’s ongoing commitment to exploring all avenues to create stockholder value. We look forward to maintaining a constructive partnership with the Company.” JANA Partners and its affiliates currently own approximately 9.2 percent of the Company’s outstanding common stock.
The Company expects to file its proxy materials for the 2020 Annual Meeting shortly and encourages stockholders to review the proxy materials when they become available. As previously announced, the members of the Company’s Board have agreed to forgo any cash retainer until further notice.
In connection with the settlement, Bloomin’ Brands, Inc. and JANA have entered into an agreement. Under the agreement, Bloomin’ has agreed to appoint two directors and JANA has agreed to customary standstill and voting commitments. The agreement will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.
Biographical Information on New Director Nominee
John P. Gainor Jr. has served on the board of directors of Jack in the Box Inc. since 2019. Mr. Gainor previously served as the President and Chief Executive Officer of International Dairy Queen from 2008 until 2017 after serving as its Chief Supply Chain Officer. Mr. Gainor has longstanding experience in shipping and logistics, having served as on the board of directors of Saia, Inc., a leading truck and shipping carrier, since 2016. He was also the President and Co- Founder of Supply Solutions, Inc., a company that focused on designing and implementing supply chain solutions and business expansion models for major restaurant chains and consumer products companies. Mr. Gainor has previously held various executive positions focusing on logistics, supply chain and transportation with Consolidated Distribution Corporation, AmeriServe Distribution Corporation and Warner Lambert Corporation.

About Bloomin’ Brands, Inc.
Bloomin' Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill and Fleming's Prime Steakhouse and Wine Bar. The Company owns and operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 21 countries, some of which are franchise locations. For more information, please visit bloominbrands.com.
Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company's forward-looking statements. These risks and uncertainties include, but are not limited to: the effects of the COVID-19 outbreak and uncertainties about its depth and duration, as well as the impacts to economic conditions and consumer behavior, including, among others: the inability of workers, including delivery drivers, to work due to illness, quarantine, or government mandates, temporary restaurant closures due to reduced workforces or government mandates, the unemployment rate, the extent, availability and effectiveness of any COVID-19 stimulus packages or loan programs, the ability of our franchisees to operate their restaurants during the pandemic and pay royalties, and trends in consumer spending during and after the end of the pandemic; the outcome of our review of strategic alternatives, including the impact on our ongoing business, our stock price and our ability to successfully implement any alternatives that we pursue including our ability to achieve the cost savings described in this release; consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
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